UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010

TF FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware	0-24168	74-2705050
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number	Identification No.)

3 Penns Trail, Newtown, Pennsylvania	18940
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(215) 579-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TF FINANCIAL CORPORATION
INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 28, 2010, the Registrant’s Board of Directors amended Article III, Section 2, of the Registrant’s bylaws to decrease the size of the board by one to five members.  The vacancy on the Board of Directors was caused by the resignation of Dennis L. McCartney from the Registrant’s Board of Directors, effective as of April 28, 2010.  A copy of Article III, Section 2, of the Registrant’s bylaws, as amended, is filed with this Form 8-K as an exhibit.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Meeting”) of the Registrant was held on April 28, 2010. There were outstanding and entitled to vote at the Meeting 2,677,603 shares of Common Stock of the Registrant. There were present at the meeting or by proxy the holders of 2,385,399 shares of Common Stock representing 89.09% of the total eligible votes to be cast. Proposal 1 was to elect one director of the Registrant. Proposal 2 was to ratify the appointment of the independent auditor for the fiscal year ending December 31, 2010. The result of the voting at the Meeting is as follows (percentages in terms of votes cast):

Proposal 1

Election of one director.

Robert N. Dusek	FOR:	1,743,075	PERCENT FOR:	87.06%

	WITHHELD:	259,058	PERCENT WITHHELD:	12.94%
	NON VOTES:	383,266	PERCENT:	16.06%

Proposal 2

Ratification of the appointment of Grant Thornton, LLP as independent auditor for the Registrant for the fiscal year ending December 31, 2010:

FOR:	2,263,051	PERCENT FOR:	94.87%

AGAINST:	120,612	PERCENT AGAINST:	5.06%

ABSTAIN:	1,736	PERCENT ABSTAIN:	0.07%

NONVOTES:	0	PERCENT:	0%

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 3.2 – Article III, Section 2, of the Bylaws of TF Financial Corporation, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TF FINANCIAL CORPORATION

Date	April 29, 2010	By:	/s/ Dennis R. Stewart
Dennis R. Stewart
Executive Vice President and
Chief Financial Officer
(Duly Authorized Representative)